                         STOCKHOLDERS SUPPORT AGREEMENT

          THIS STOCKHOLDERS SUPPORT AGREEMENT is dated as of March 3, 2002 by and among the stockholders of IOS Brands Corporation, a Delaware corporation ("IOS"), identified on the signature pages hereto and on the attached SCHEDULE OF INVESTORS (the "STOCKHOLDERS") and FTD.COM Inc., a Delaware corporation (the "COMPANY").

          IOS, Florists' Transworld Delivery, Inc., a Michigan corporation ("FTDI"), Aroma Acquisition Corp., a Delaware corporation ("MERGER SUB"), and the Company are entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of the date hereof, pursuant to which Merger Sub has agreed to merge with and into the Company (the "MERGER"). At or prior to the effective time of the Merger, IOS has agreed to amend its certificate of incorporation to read as set forth in Exhibit C to the Merger Agreement (the "IOS CHARTER AMENDMENTS").

          The Stockholders are collectively the record and beneficial owner of approximately 11,731,824 shares of Class A Common Stock, par value $0.01 per share ("CLASS A COMMON STOCK"), and Class B Common Stock, par value $0.0005 per share, of IOS, representing approximately 80.5% of the shares of common stock of IOS outstanding as of the date hereof (such shares, together with any shares of capital stock of IOS acquired by any such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "STOCKHOLDER SHARES").

          As a condition to the willingness of IOS and the Company to enter into the Merger Agreement, and as an inducement to them to do so, the Stockholders have agreed to enter into this Agreement.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 The term "MINORITY STOCKHOLDERS" as used herein shall mean the holders of Class A Common Stock OTHER THAN the Stockholders.

     Section 1.2 The term "PERMITTED TRANSFEREE" as used herein shall mean any transferee of any Stockholder who agrees in writing, prior to such transfer, to become bound to all of the provisions of this Agreement.

     Section 1.3 The term "PERSON" as used herein shall mean any individual, corporation, partnership, limited liability company, joint venture, Governmental Entity or other entity.

     Section 1.4 Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

                                   ARTICLE II

                            COVENANTS OF STOCKHOLDERS

     Section 2.1 AGREEMENT TO VOTE FOR THE APPROVAL OF THE IOS CHARTER AMENDMENTS. Prior to the Termination Date (as defined in SECTION 5.5 below), at any stockholders' meeting (or at any adjournment thereof) or in any other circumstances upon which a vote, consent or other approval with respect to the IOS Charter Amendments is sought, each Stockholder shall vote (or cause to be voted) all of its Stockholder Shares entitled to vote on such matter in favor of the approval of the IOS Charter Amendments. Prior to the Termination Date, each Stockholder hereby further agrees not to revoke or rescind its approval of the IOS Charter Amendments and not to enter into any agreement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of the Stockholder Shares in any manner inconsistent with the preceding sentence.

     Section 2.2 TRANSFER OF STOCKHOLDER SHARES BY A STOCKHOLDER. Prior to the Termination Date, no Stockholder shall transfer, sell, exchange or otherwise dispose of any Stockholder Shares, other than a transfer of any such shares to a Permitted Transferee of such Stockholder, subject to the written agreement of any such Permitted Transferee to vote such shares as required by this Agreement.

     Section 2.3 REASONABLE EFFORTS. Prior to the Termination Date, each Stockholder shall use reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the Company in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the Merger and the other transactions contemplated by the Merger Agreement and this Agreement.

     Section 2.4 SHORT-FORM MERGER. Until the earlier of (a) the one-year anniversary of the Effective Time or (b) the Termination Date, each Stockholder covenants and agrees not to participate, individually or as part of a "group" (as such term is used in Section 13(d)(3) of the Exchange Act), in a transaction (or series of related transactions) pursuant to which IOS would be a constituent corporation to a merger effected in accordance with Section 253 of the Delaware General Corporation Law (a "SHORT- FORM MERGER") if pursuant to the terms and conditions of such Short-Form Merger, the consideration to be received by any Minority Stockholder would differ in any material respect from the consideration to be received by the Stockholders (it being agreed that, solely for purposes of this SECTION 2.4, if pursuant to the terms of such Short-Form Merger the Class A Common Stock held by the Minority Stockholders are converted into or exchanged for cash, equity or other consideration and the Stockholder Shares remain outstanding, then the Stockholders and Minority Stockholders shall be deemed to have received consideration that differed in material respects).

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

     Each Stockholder hereby represents and warrants to the Company, with respect to itself, that:

     Section 3.1 OWNERSHIP. Each Stockholder is, as of the date hereof, the record or beneficial owner of approximately the number of Stockholder Shares set forth next to such Stockholder's name on the attached SCHEDULE OF INVESTORS and such Stockholder has the right to vote its Stockholder Shares on the matters described in Section 2.1 above. The Stockholder Shares of such Stockholder are not subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Stockholder Shares on the matters described in Section 2.1 above.

     Section 3.2 AUTHORITY AND NON-CONTRAVENTION. Each Stockholder has the right, power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by such Stockholder and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to general principles of equity and as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors' rights generally. Such actions by such Stockholder (a) require no action by or in respect of, or filing with, any Governmental Entity with respect to such Stockholder, other than any required filings under Section 13 of the Exchange Act, and (b) do not conflict with and will not result in any violation of judgement, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder.

     Section 3.3 TOTAL SHARES. The Stockholder Shares listed next to such Stockholder's name on the Schedule of Investors are the only shares of capital stock of IOS owned of record or beneficially as of the date hereof by such Stockholder, and, except as set forth in the Stockholders' Agreement dated as of December 19, 1994, such Stockholder does not have any option to purchase or right to subscribe for or otherwise acquire any securities of IOS and has no other interest in or voting rights with respect to any other securities of IOS.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                                   THE COMPANY

     The Company represents and warrants to each Stockholder that:

     Section 4.1 POWER AND AUTHORITY. The Company has the right, power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to general principles of equity and as may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally.

                                    ARTICLE V

                                  MISCELLANEOUS

     Section 5.1 EXPENSES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided, however, that the fees and expenses of the Stockholders may be paid by IOS.

     Section 5.2 FURTHER ASSURANCES. From time to time, at the request of the Company, each Stockholder shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

     Section 5.3 SPECIFIC PERFORMANCE. Each Stockholder agrees that the Company would be irreparably damaged if for any reason such Stockholder fails to perform any of such Stockholder's obligations under this Agreement, and that the Company would not have an adequate remedy at law for money damages in such event. Accordingly, the Company shall be entitled to specific performance and injunctive and other equitable relief (without the need to post a bond or other security) to enforce the performance of this Agreement by such Stockholder. This provision is without prejudice to any other rights that the Company may have against such Stockholder for any failure to perform its obligations under this Agreement.

     Section 5.4 AMENDMENTS. This Agreement may not be modified or amended except by an instrument in writing signed by the party charged therewith.

     Section 5.5 TERMINATION. The representations, warranties, covenants and agreements set forth in Article II, Article III and Article IV shall terminate, except with respect to liability for prior breaches thereof, upon the earliest to occur of (i) termination of the Merger Agreement in accordance with its terms, (ii) the Closing Date (provided, that in connection with a termination pursuant to this clause (ii), the covenants and agreements set forth in Section
2.4 hereof shall survive until the one-year anniversary of the Effective Time) and (iii) the date, if any, upon which the Company's Board of Directors or Special Committee fails to recommend to the Company's stockholders (or withdraws its recommendation of) the transactions contemplated by the Merger Agreement or recommends or takes no position with respect to any Alternative Proposal (the "TERMINATION DATE").

     Section 5.6 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     Section 5.7 EFFECT OF TRANSFER OF STOCKHOLDER SHARES. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder Shares and shall be binding upon any person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise.

     Section 5.8 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understanding, both oral and written, between the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any person other than the parties any rights or remedies.

     Section 5.9 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, appropriate telecopy address or telecopy number set forth below (or at such other address or telecopy number for a party as shall be specified by like notice):

          If to the Company to:

                 The Special Committee of the Board of Directors
                 c/o FTD.COM Inc.
                 3113 Woodcreek Drive
                 Downers Grove, IL 60515
                 Attention: Michael J. Soenen

          with a copy to:

                 Sidley Austin Brown & Wood, as counsel to the Special Committee Bank One Plaza
                 10 South Dearborn Street
                 Chicago, IL 60603
                 Attention:    Thomas A. Cole
                               Jon A. Ballis

          If to any Stockholder, to:

                 The addresses set forth on the attached Schedule of Investors with a copy to:

                 Kirkland & Ellis
                 200 East Randolph Drive
                 Chicago, IL 60601
                 Attention:    Bruce I. Ettelson
                               James S. Rowe

     Section 5.10 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 5.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 5.12 INTERPRETATION. The headings contained in this Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 5.13 SEVERABILITY. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

     Section 5.14 THIRD PARTY BENEFICIARY. Each of the parties hereto acknowledges and agrees that IOS is an intended third-party beneficiary of this Agreement and as such is entitled to (i) the benefit of the Stockholders' obligations hereunder and (ii) the right to enforce the Company's rights hereunder.

                                    * * * * *

     IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of each of the parties hereto as of the date first above written.

                                         COMPANY:

                                         FTD.COM INC.

                                         By: /s/ Michael J. Soenen
                                            -----------------------------------
                                         Name: Michael J. Soenen
                                         Its:  Chief Executive Officer

                                         STOCKHOLDERS:

                                         PERRY ACQUISITION PARTNERS, L. P.

                                         By:   PERRY INVESTORS, L.L.C.
                                         Its:  General Partner

                                         By: /s/ Richard C. Perry
                                            -----------------------------------
                                         Name: Richard C. Perry
                                         Its:  Managing Member

                                         PERRY PARTNERS, L.P.

                                         By:   PERRY CORP.
                                         Its:  Managing General Partner

                                         By: /s/ William J. Vernon
                                            -----------------------------------
                                         Name: William J. Vernon
                                         Its:  Managing Director and Chief
                                               Financial Officer

                                         PERRY PARTNERS INTERNATIONAL, INC.

                                         By:   PERRY INVESTORS, L.L.C.,
                                         Its:  Investment Manager

                                         By: /s/ Richard C. Perry
                                            -----------------------------------
                                         Name: Richard C. Perry
                                         Its:  Managing Member

               [SIGNATURE PAGE TO STOCKHOLDERS SUPPORT AGREEMENT]

                                         PERRY PRINCIPALS HOLDINGS, LLC

                                         By: /s/ Richard C. Perry
                                            -----------------------------------
                                         Name: Richard C. Perry
                                         Its:  Managing Member

                                         CHISHOLM PARTNERS II, L.P.

                                         By:   SILVERADO II, L.P.
                                         Its:  General Partner

                                         By:   SILVERADO II CORP.
                                         Its:  General Partner

                                         By: /s/ Habib Y. Gorgi
                                            -----------------------------------
                                         Name: Habib Y. Gorgi
                                         Its:  President

                                         FLEET EQUITY PARTNERS VII, L.P.

                                         By:   SILVERADO V CORP.
                                         Its:  General Partner

                                         By: /s/ Habib Y. Gorgi
                                            -----------------------------------
                                         Name: Habib Y. Gorgi
                                         Its:  President

                                         FLEET GROWTH RESOURCES III, INC.

                                         By: /s/ Habib Y. Gorgi
                                            -----------------------------------
                                         Name: Habib Y. Gorgi
                                         Its:  Attorney in Fact (Granted 8/4/00)

                                         RANDOLPH STREET PARTNERS

                                         By: /s/ Jack S. Levin
                                            -----------------------------------
                                         Name:
                                         Its:

               [SIGNATURE PAGE TO STOCKHOLDERS SUPPORT AGREEMENT]

                                         BAIN CAPITAL FUND IV, L.P.
                                         BAIN CAPITAL FUND IV-B, L.P.

                                         By:   BAIN CAPITAL PARTNERS IV, L.P.
                                         Their:General Partner

                                         By:   BAIN CAPITAL INVESTORS, L.L.C.
                                         Its:  General Partner

                                         By: /s/ Stephen G. Pagliuca
                                            -----------------------------------
                                         Name: Stephen G. Pagliuca
                                         Its:  Managing Director

                                         INFORMATION PARTNERS CAPITAL FUND, L.P.

                                         By:   INFORMATION PARTNERS
                                         Its:  General Partner

                                         By:   BAIN CAPITAL PARTNERS IV, L.P.
                                         Its:  General Partner

                                         By:   BAIN CAPITAL INVESTORS, L.L.C.
                                         Its:  General Partner

                                         By: /s/ Stephen G. Pagliuca
                                            -----------------------------------
                                         Name: Stephen G. Pagliuca
                                         Its:  Managing Director

                                         BCIP ASSOCIATES
                                         BCIP TRUST ASSOCIATES, L.P.

                                         By: /s/ Stephen G. Pagliuca
                                            -----------------------------------
                                         Name: Stephen G. Pagliuca
                                         Their:Authorized Partner

               [SIGNATURE PAGE TO STOCKHOLDERS SUPPORT AGREEMENT]

                              SCHEDULE OF INVESTORS

                                 STOCK OWNERSHIP

                                   Section 3.1

================================================================================================
                                                NUMBER OF CLASS A              NUMBER OF CLASS B
INVESTORS                                      STOCKHOLDER SHARES             STOCKHOLDER SHARES
================================================================================================
Perry Acquisition Partners, L.P.                          7,344,107                            0
------------------------------------------------------------------------------------------------
Perry Partners, L.P.                                          3,886                      122,479
------------------------------------------------------------------------------------------------
Perry Partners International, Inc.                            7,216                      247,874
------------------------------------------------------------------------------------------------
Perry Principals Holdings, LLC                                    0                       50,000
------------------------------------------------------------------------------------------------
Bain Capital Fund IV, L.P.                                  718,896                            0
------------------------------------------------------------------------------------------------
Bain Capital Fund IV-B, L.P.                                822,708                            0
------------------------------------------------------------------------------------------------
Information Partners Capital Fund, L.P.                     885,226                            0
------------------------------------------------------------------------------------------------
BCIP Associates                                             160,836                            0
------------------------------------------------------------------------------------------------
BCIP Trust Associates, L.P.                                  91,950                            0
------------------------------------------------------------------------------------------------
Chisholm Partners II, L.P.                                  173,506                      215,222
------------------------------------------------------------------------------------------------
Fleet Equity Partners VII, L.P.                             116,948                      145,058
------------------------------------------------------------------------------------------------
Fleet Growth Resources III, Inc.                            272,878                      338,470
------------------------------------------------------------------------------------------------
Randolph Street Partners                                     14,564                            0
------------------------------------------------------------------------------------------------
TOTAL:                                                   10,612,721                    1,119,103
------------------------------------------------------------------------------------------------

                        SCHEDULE OF INVESTORS (ADDRESSES)

NOTICE TO PERRY ACQUISITION PARTNERS, L.P., PERRY PARTNERS, L.P., PERRY PARTNERS INTERNATIONAL, INC. OR PERRY PRINCIPALS HOLDINGS, LLC
                  c/o Perry Capital Corp.
                  599 Lexington Avenue
                  New York, NY  10022
                  Attention: Richard C. Perry
                  Fax: 212-583-4040

NOTICE TO BAIN CAPITAL FUND IV, L.P., BAIN CAPITAL FUND IV-B, L.P., INFORMATION PARTNERS CAPITAL FUND, L.P., BCIP ASSOCIATES, OR BCIP TRUST ASSOCIATES, L.P.
                  c/o Bain Capital LLC
                  111 Huntington Avenue
                  Boston, MA  02199
                  Attention: Steve Pagliuca
                  Fax:  617-516-2010

NOTICE TO CHISHOLM PARTNERS II L.P., FLEET EQUITY PARTNERS VII, L.P. OR FLEET GROWTH RESOURCES III, INC.
                  c/o Navis Partners LLC
                  50 Kennedy Plaza, 12th Floor
                  Providence, Rhode Island  02903
                  Attention: Habib Y. Gorgi
                  Fax:  401-278-6387

NOTICE TO RANDOLPH STREET PARTNERS
                  c/o Kirkland & Ellis
                  200 E. Randolph Drive
                  Chicago, Illinois 60601
                  Attention: William S. Kirsch, P.C.
                  Fax: 312-861-2200